As filed with the Securities and Exchange Commission on May 26, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mariner Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1311	86-0460233
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Briar Lake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(713) 954-5500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Teresa Bushman
Vice President and General Counsel
Mariner Energy, Inc.
One Briar Lake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(713) 954-5505
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Kelly B. Rose Baker Botts L.L.P. One Shell Plaza 910 Louisiana Houston, Texas 77002 (713) 229-1796	Brian J. Lynch, Esq. Robert A. Welp, Esq. Hogan & Hartson L.L.P. 8300 Greensboro Drive, Suite 1100 McLean, Virginia 22102 (703) 610-6100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-124858
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Share(1)	Offering Price(1)	Fee

Common Stock, par value $.0001 per share	2,267,270	$16.14	$36,593,738	$3,915.53

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act.
      This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      Mariner Energy, Inc., a Delaware corporation, is filing this registration statement with respect to the registration of an additional 2,267,270 shares of its common stock, par value $.0001 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the offering of our common stock by certain selling stockholders as contemplated by the Registration Statement of Form S-1 (File No. 333-124858), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on May 12, 2005 and declared effective by the Commission on February 10, 2006.
      The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.
      The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.
SELLING STOCKHOLDERS
      The following table sets forth information about the number of shares owned by certain selling stockholders. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Except as noted below, to our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of shares described below.

	Number of Shares	Percentage of
	of Common Stock	Common
	That May be	Stock
Selling Stockholder	Sold	Outstanding

Bushman, Teresa G.(1)	137,170	*
Hansen, Judd A.(1)	158,709	*
Melendrez, Jesus G.(1)	137,170	*
Polasek, Dalton F.(1)	308,349	*

*	Less than 1%.

(1)	Executive officer of Mariner.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.
(A) Exhibits:

Exhibit
Number	Description of Exhibits

5.1	Opinion of Baker Botts L.L.P. regarding legality of securities being issued.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Ryder Scott LLP.
23.4	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-124858) filed with the Commission on May 12, 2005).

II-1

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2006.

Mariner Energy, Inc.

By: /s/ Scott D. Josey
Name: Scott D. Josey

Title:	Chairman of the Board, Chief Executive

Officer and President

Signature		Title

/s/ Scott D. Josey Scott D. Josey		Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer), and Director

/s/ Rick G. Lester Rick G. Lester		Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Bernard Aronson		Director

* Alan R. Crain, Jr.		Director

* Jonathan Ginns		Director

* John F. Greene		Director

* H. Clayton Peterson		Director

* John L. Schwager		Director

*By:	/s/ Scott D. Josey Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

5.1	Opinion of Baker Botts L.L.P. regarding legality of securities being issued.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Ryder Scott LLP.
23.4	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-124858) filed with the Commission on May 12, 2005).